Exhibit 10.8

(English) (Français)

Google AdSense Online Terms of Service

1. Welcome to AdSense!

Thanks for your interest in our search and advertising services (the "Services")!

By using our Services, you agree to (1) these Terms(2) the AdSense Programme Policies , which include but are not limited to the Content Policies, the Webmaster Quality Guidelines, the Ad Implementation Policies, and the EU User Consent policy (collectively, the "AdSense Policies"), and (3) the Google Branding Guidelines (collectively, the AdSense Terms"). If ever in conflict, to the extent of such conflict, the AdSense Terms will take precedence over any other termsin the policies and guidelines enumerated in numbers (2) and (3) above.. Please read the these Terms of Service and the rest of the AdSense Terms carefully.

As used in these Terms of Service, "you" or "publisher" means the individual or entity using the Services (and/or any individual, agent, employee, representative, network, parent, subsidiary, affiliate, successor, related entities, assigns, or all other individuals or entities acting on your behalf), at your direction, under your control, or under the direction or control of the same individual or entity who controls you) "We", "us" or "Google" means Google LLC, and the "parties" means you and Google.

2. Access to the Services; AdSense Accounts

Your use of the Services is subject to your creation and our approval of an AdSense Account (an "Account"). We have the right to refuse or limit your access to the Services. In order to verify your Account, from time-to-time we may ask for additional information from you, including, but not limited to, verification of your name, address, and other identifying information. By submitting an application to use the Services, if you are an individual, you represent that you are at least 18 years of age. You may only have one Account. If you (including those under your direction or control) create multiple Accounts, you will not be entitled to further payment from Google, and your Accounts will be subject to termination, pursuant to the provisions below.

By enrolling in AdSense, you permit Google to serve, as applicable, (i) advertisements and other content ("Ads"), (ii) Google search boxes and search results and (iii) related search queries and other links to your websites, mobile applications, media players, mobile content and/or other properties approved by Google (each individually a "Property"). In addition, you grant Google the right to access, index and cache the Properties, or any portion thereof, including by automated means. Google may refuse to provide the Services to any Property.

Any Property that is a software application and accesses our Services (a) may require preapproval by Google in writing, and (b) must comply with Google's Software Principles.

3. Using our Services

You may use our Services only as permitted by this AdSense Terms and any applicable laws. Don't misuse our Services. For example, don't interfere with our Services or try to access them using a method other than the interface and the instructions that we provide.

You may discontinue your use of any Service at any time by removing the relevant code from your Properties.

4. Changes to our Services; Changes to the AdSense Terms

We are constantly changing and improving our Services. We may add or remove functionalities or features of the Services at any time, and we may suspend or stop a Service altogether.

We may modify the AdSense Terms at any time. We'll post any modifications to the AdSense Terms on this page and any modifications to the AdSense Programme Policies or the Google Branding Guidelines on their respective pages. Changes generally become effective 14 days after they are posted. However, changes addressing new functions for a Service or changes made for legal reasons will be effective immediately. If you don't agree to any modified terms in the AdSense Terms, you'll have to stop using the affected Services.

5. Payment

Subject to this Section and Section 6 of these Terms of Service, you will receive a payment related to the number of valid clicks on Ads displayed on your Properties, the number of valid impressions of Ads displayed on your Properties or other valid events performed in connection with the display of Ads on your Properties, only if and when Google determines that your Properties have remained in compliance with the AdSense Terms (including all AdSense Policies as identified in Section 1 above) for the entirety of the period for which payment is made and through to the date that the payment is issued.

If your Account is in good standing through to the time when Google issues you a payment, we will pay you by the end of the calendar month following any calendar month in which the balance reflected in your Account equals or exceeds the applicable payment threshold. If Google is investigating your compliance with the AdSense Terms or you have been suspended or terminated, your payment may be delayed or withheld. To ensure proper payment, you are responsible for providing and maintaining accurate contact and payment information in your Account.

If you implement search Services, our payments may be offset by any applicable fees for such Services. In addition, Google may (a) withhold and offset any payments owed to you under the AdSense Terms against any fees you owe us under the AdSense Terms or any other agreement, or (b) require you to refund us within 30 days of any invoice any amounts we may have overpaid to you in prior periods. You are responsible for any charges assessed by your bank or payment provider.

Unless expressly authorised in writing by Google, you may not enter into any type of arrangement with a third party where that third party receives payments made to you under the AdSense Terms or other financial benefit in relation to the Services.

Payments will be calculated solely based on Google's accounting. You acknowledge and agree that you are only entitled to payment for your use of the Services for which Google has been paid; if, for any reason, Google does not receive payment from an advertiser or credits such payment back to an advertiser, you are not entitled to be paid for any associated use of the Services. Additionally, if an advertiser whose Ads are displayed on any Property defaults on payment to Google, we may withhold payment or charge back your Account.

Google has the right to withhold or adjust ayments to you to exclude any amounts Google determines arise from invalid activity. Invalid activity includes, but is not limited to, (i) spam, invalid clicks, invalid impressions , invalid queries, invalid conversions, or other invalid events on Ads generated by any person, bot, automated programme or similar device, including through any clicks or impressions, queries, conversions, or other events originating from your IP addresses or computers under your control; (ii) clicks impressions, queries, conversions, or other events solicited or generated by payment of money, false representation or requests for end users to click Ads or take other actions; (iii) Ads served to end users whose browsers have JavaScript disabled; and or who are otherwise tampering with ad serving or measurement; (iv) any click, impression, query, conversion, or other event occurring on a Property that does not comply with the AdSense Policies; (v) any click, impression, query, conversion, or other event occurring on a Property associated with another AdSense Account you use; and (vi) all clicks, impressions, queries, conversions, or other events in any Account with significant amounts of invalid activity, as described in i-v) above, or with the types of invalid activity indicating intentional misconduct. In the event Google detects invalid activity, either before or after issuing a payment for that activity, Google reserves the right to debit your Account, and adjust future payments accordingly, for all invalid clicks, impressions, queries, conversions, or other events including for all clicks, impressions, queries, conversions, or other events on Properties that do not comply with the AdSense Policies.

Additionally, Google may refund or credit advertisers for some or all of the advertiser payments associated with a publisher's Account. You acknowledge and agree that, whenever Google issues such refunds or credits, you will not be entitled to receive any payment for any associated use of the Services.

6. Termination, Suspension, and Entitlement to Further Payment

Google may at any time, without providing a warning or prior notice, temporarily suspend further payments on your Account, suspend or terminate the participation of any Property in the Services, or suspend or terminate your Account because of, among other reasons, invalid activity or your failure to otherwise fully comply with the AdSense Policies. Google can terminate your participation in the Services, and close your Account, if your Account remains inactive for a period of 6 or more consecutive months. If Google closes your Account due to inactivity, and the balance reflected in your Account equals or exceeds the applicable threshold, we will pay you that balance, subject to our payment provisions in Section 5. If Google closes your Account due to inactivity, you will not be prevented from submitting a new application to use the Services.

Google may at any time, without providing a warning or prior notice, temporarily suspend further payments on your Account, suspend or terminate the participation of any Property in the Services, or suspend or terminate your Account because of, among other reasons, invalid activity or your failure to otherwise fully comply with the AdSense Policies. Google can terminate your participation in the Services, and close your Account, if your Account remains inactive for a period of 6 or more consecutive months. If Google closes your Account due to inactivity, and the balance reflected in your Account equals or exceeds the applicable threshold, we will pay you that balance, subject to our payment provisions in Section 5. If Google closes your Account due to inactivity, you will not be prevented from submitting a new application to use the Services.

If you dispute any payment made or withheld relating to your use of the Services, or, if Google terminates your Account and you dispute your termination, you must notify Google in writing within 30 days of any such payment, non-payment, or termination by submitting an appeal. If you do not, any claim related to the disputed payment or your termination is waived.

You may terminate your use of the Services at any time by completing the account cancellation process. Your AdSense Account will be considered terminated within 10 business days of Google's receipt of your notice. If you terminate your Account and the balance reflected in your Account equals or exceeds the applicable threshold, we will pay you that balance, subject to the payment provisions in Section 5, within approximately 90 days after the end of the calendar month in which you terminated your use of the Services. Any balance reflected in your Account below the applicable threshold will remain unpaid.

7. Taxes

As between you and Google, Google is responsible for all taxes (if any) associated with the transactions between Google and advertisers in connection with Ads displayed on the Properties. You are responsible for all taxes (if any) associated with the Services, other than taxes based on Google's net income. All payments to you from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted.

8. Testing

You authorize Google to periodically conduct tests that may affect your use of the Services. To ensure the timeliness and validity of test results, you authorize Google to conduct such tests without notice.

9. Intellectual Property; Brand Features

Other than as set out expressly in the AdSense Terms, neither party will acquire any right, title or interest in any intellectual property rights belonging to the other party or to the other party's licensors.

If Google provides you with software in connection with the Services, we grant you a non-exclusive, non-sublicensable licence for use of such software. This licence is for the sole purpose of enabling you to use and enjoy the benefit of the Services as provided by Google, in the manner permitted by the AdSense Terms. Other than distributing content via the AdMob SDK, you may not copy, modify, distribute, sell or lease any part of our Services or included software, or reverse engineer or attempt to extract the source code of that software, unless laws prohibit those restrictions or you have our written permission. You will not remove, obscure or alter Google's copyright notice, Brand Features or other proprietary rights notices affixed to or contained within any Google services, software or documentation.

We grant you a non-exclusive, non-sublicensable licence to use Google's trade names, trademarks, service marks, logos, domain names and other distinctive brand features ("Brand Features") solely in connection with your use of the Services and in accordance with the AdSense Terms. We may revoke this licence at any time. Any goodwill arising from your use of Google's Brand Features will belong to Google.

We may include your name and Brand Features in our presentations, marketing materials, customer lists and financial reports.

10. Privacy

Our privacy policy explains how we treat your personal data and protect your privacy when you use our Services. By using our Services, you agree that Google can use such data in accordance with our privacy policy. You and Google also agree to the Google Ads Controller-Controller Data Protection Terms..

You will ensure that at all times you use the Services, the Properties have a clearly labelled and easily accessible privacy policy that provides end users with clear and comprehensive information about cookies, device-specific information, location information and other information stored on, accessed on or collected from end users' devices in connection with the Services, including, as applicable, information about end users' options for cookie management. You will use commercially reasonable efforts to ensure that an end user gives consent to the storing and accessing of cookies, device-specific information, location information or other information on the end user's device in connection with the Services where such consent is required by law.

11. Confidentiality

You agree not to disclose Google Confidential Information without our prior written consent. "Google Confidential Information" includes: (a) all Google software, technology and documentation relating to the Services; (b) click-through rates or other statistics relating to Property performance as pertaining to the Services; (c) the existence of, information about, or the terms of, any non-public beta or experimental features in a Service and (d) any other information made available by Google that is marked confidential or would normally be considered confidential under the circumstances in which it is presented. Google Confidential Information does not include information that you already knew prior to your use of the Services, that becomes public through no fault of yours, that was independently developed by you or that was lawfully given to you by a third party. Notwithstanding this Section 11, you may accurately disclose the amount of Google's gross payments resulting from your use of the Services.

12. Indemnity

You agree to indemnify and defend Google, its affiliates, agents and advertisers from and against any and all third-party claims and liabilities arising out of or related to the Properties, including any content served on the Properties that is not provided by Google, your use of the Services or your breach of any term of the AdSense Terms. Google's advertisers are third-party beneficiaries of this indemnity.

13. Representations; Warranties; Disclaimers

You represent and warrant that (i) you have full power and authority to enter into theAdSense Terms; (ii) you are the owner of, or are legally authorised to act on behalf of the owner of, each Property; (iii) you are the technical and editorial decision maker in relation to each Property on which the Services are implemented and you have control over the way in which the Services are implemented on each Property; (iv) Google has never previously terminated or otherwise disabled an AdSense account created by you due to your breach of the Agreement or due to invalid activity; (v) entering into or performing under the AdSense Terms, including will not violate any AdSense Terms you have with a third party or any third-party rights; and (vi) all of the information provided by you to Google is correct and current.

OTHER THAN AS EXPRESSLY SET OUT IN THE AdSense Terms, WE DO NOT MAKE ANY PROMISES ABOUT THE SERVICES. FOR EXAMPLE, GOOGLE MAY REFUSE TO SERVE, AS APPLICABLE, (i) ADVERTISEMENTS AND OTHER CONTENT ("ADS"), (ii) GOOGLE SEARCH BOXES AND SEARCH RESULTS, AND (iii) RELATED SEARCH QUERIES AND OTHER LINKS TO YOUR PROPERTIES. WE DO NOT GUARANTEE THAT EVERY PAGE WILL RECEIVE ADS OR THAT GOOGLE WILL SERVE A CERTAIN NUMBER OF ADS. ADDITIONALLY, WE DO NOT MAKE ANY COMMITMENTS ABOUT THE CONTENT WITHIN THE SERVICES, THE SPECIFIC FUNCTION OF THE SERVICES, OR THEIR PROFITABILITY, RELIABILITY, AVAILABILITY OR ABILITY TO MEET YOUR NEEDS. WE PROVIDE EACH SERVICE "AS IS".

TO THE EXTENT PERMITTED BY LAW, WE EXCLUDE ALL WARRANTIES, EXPRESS, STATUTORY OR IMPLIED. WE EXPRESSLY DISCLAIM THE WARRANTIES OR CONDITIONS OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14. Limitation of Liability

TO THE EXTENT PERMITTED BY LAW, EXCEPT FOR ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR YOUR BREACH OF ANY INTELLECTUAL PROPERTY RIGHTS, CONFIDENTIALITY OBLIGATIONS AND/OR PROPRIETARY INTERESTS RELATING TO THE ADSENSE TERMS, (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THE ADSENSE TERMS FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, AND (ii) EACH PARTY'S AGGREGATE LIABILITY UNDER THE AGREEMENT IS LIMITED TO THE NET AMOUNT RECEIVED AND RETAINED BY THAT PARTICULAR PARTY IN CONNECTION WITH THIS ADSENCE TERMS DURING THE THREE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE CLAIM. Each party acknowledges that the other party has entered into the AdSence Termsrelying on the limitations of liability stated herein and that those limitations are an essential basis of the bargain between the parties.

15. Miscellaneous

Entire Agreement; Amendments. The AdSence is our entire agreement relating to your use of the Services and supersedes any prior or contemporaneous agreements on that subject. AdSence Terms may be amended (i) in a writing signed by both parties that expressly states that it is amending theAdSence Terms, or (ii) as set forth in Section 4, if you keep using the Services after Google modifies the Agreement.

Assignment. You may not assign or transfer any of your rights under theAdSence Terms.

Independent Contractors. The parties are independent contractors and the 12, the AdSense Terms do not create an agency, partnership or joint venture.

No Third-Party Beneficiaries. Other than as set forth in Section 11, this Agreement does not create any third-party beneficiary rights.

No Waiver. Other than as set forth in Section 5, the failure of either party to enforce any provision of the AdSence Terms will not constitute a waiver.

Severability. If it turns out that a particular term of the AdSence Terms is not enforceable, the balance of theAdSence Terms will remain in full force and effect.

Survival. Sections 5, 6, 8, 12, 14 and 15 of these AdSense Terms of Service will survive termination.

Governing Law; Venue. All claims arising out of or relating to the AdSence Terms or the Services will be governed by California law, excluding California's conflict of laws rules, and will be litigated exclusively in the federal or state courts of Santa Clara County, California, USA, and you and Google consent to personal jurisdiction in those courts.

Force Majeure. Neither party will be liable for inadequate performance to the extent caused by a condition (for example, natural disaster, act of war or terrorism, riot, labour condition, governmental action and Internet disturbance) that was beyond the party's reasonable control.

Communications. In connection with your use of the Services, we may contact you regarding service announcements, administrative messages and other information. You may opt out of some of those communications in your Account settings. For information about how to contact Google, please visit our contact page.

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16. Service-Specific Terms

If you choose to implement any of the following Services on a Property, you also agree to the additional terms identified below:

AdMob: the AdMob Publisher Guidelines and Policies.

Custom Search Engine: the Custom Search Engine Terms of Service.

Conditions d'utilisation en ligne de Google AdSense

1. Bienvenue dans le programme AdSense!

Nous vous remercions de l'intérêt que vous portez à nos services de recherche et de publicité (les «Services»)!

En utilisant nos Services, vous acceptez (1) les présentes conditions d'utilisation du Service, (2) le Règlement du programme AdSense, qui inclut, sans s'y limiter, le Règlement relatif au contenu, les Directives de Qualité pour les Webmasters, le Règlement relatif à la mise en œuvre des annonces et les Règles relatives au consentement de l'utilisateur dans l'Union Européenne (collectivement, les "Règlements AdSense"), et (3) les Instructions d'utilisation des marques de Google (collectivement, les «Conditions AdSense»). En cas d'incompatibilité, les Conditions d'utilisation du Service prévaudront sur règlements et directives énumérées ci-dessus aux numéros (2) et (3). Veuillez lire attentivement ces Conditions d'utilisation du Service et le reste des Conditions AdSense.

Dans le cadre de ces Conditions AdSense, «vous» ou «éditeur» désignent la personne ou l'entité utilisant les Services (ou les personnes, mandataire, employé, représentant, réseau, société mère, filiale, société affiliée, successeur, entité concernée, cessionnaire, ou tout individu ou entité agissant en votre nom, sous votre direction, sous votre contrôle ou sous la direction ou le contrôle de la même personne ou entité qui vous contrôle). «Nous», «notre» ou «Google» désignent Google LLC et le terme «parties» désigne vous et Google.

2. Accès aux Services; Comptes AdSense

Votre utilisation des Services est assujettie à la création de votre compte AdSense (le «Compte») et à notre approbation de ce dernier. Nous nous réservons le droit de vous refuser l'accès aux Services ou d'en limiter votre utilisation. Afin de vérifier votre Compte, nous pouvons de temps à autre vous demander des informations supplémentaires, y compris, notamment, la vérification de votre nom, adresse et autres informations d'identification. En soumettant une demande d'utilisation des Services, si vous êtes une personne physique, vous déclarez que vous êtes âgé de 18 ans ou plus. Vous ne pouvez avoir qu'un seul compte. Si vous (y compris ceux que vous dirigez ou contrôlez) créez plusieurs Comptes, vous n'aurez pas droit à des paiements supplémentaires de Google et vos Comptes pourront être résiliés, conformément aux dispositions ci-dessous.

En vous inscrivant au programme AdSense, vous autorisez Google à afficher, selon le cas, (i) des publicités et d'autres contenus («Annonces»), (ii) des champs de recherche et des résultats de recherche Google, ainsi que (iii) des requêtes de recherche connexes et d'autres liens sur vos sites Web, vos applications mobiles, vos lecteurs multimédias, vos contenus mobiles ou vos autres propriétés approuvées par Google (chacune une «Propriété»). En outre, vous accordez à Google le droit d'accéder à vos Propriétés, ou à toute partie de celles-ci, et de les indexer et les mettre en mémoire cache, y compris par des moyens automatisés. Google peut refuser de fournir les Services à toute Propriété.

Toute Propriété qui est une application logicielle et qui accède à nos Services (a) peut nécessiter une autorisation écrite de Google et (b) doit respecter les Principes applicables aux logiciels de Google.

3. Utilisation de nos Services

Vous ne devez utiliser nos services que dans le respect des Conditions AdSense et des lois applicables. Toute utilisation abusive de nos Services est interdite. Ne tentez pas, par exemple, de produire des interférences avec nos Services ou d'y accéder en utilisant une méthode autre que l'interface et les instructions que nous mettons à votre disposition.

Vous pouvez mettre fin à votre utilisation des Services à tout moment en supprimant de vos Propriétés le code applicable.

4. Modifications à nos Services; modifications des Conditions AdSense

Nous modifions et améliorons sans cesse nos services. Nous sommes donc susceptibles d'ajouter ou de supprimer des fonctionnalités ou des fonctions des Services à tout moment et il peut également arriver que nous suspendions ou arrêtions complètement un Service.

Nous pouvons modifier les Conditions AdSense à tout moment. Nous publierons toute modification des Conditions d'utilisation du Service sur cette page, ainsi que les modifications des Règlements AdSense ou aux Instructions d'utilisation des marques de Google sur leurs pages respectives. Les modifications entreront généralement en vigueur quatorze (14) jours après leur publication. Toutefois, les modifications spécifiques à une nouvelle fonctionnalité d'un Service ou les modifications apportées pour des raisons juridiques s'appliqueront immédiatement. Si vous n'acceptez pas les modifications des Conditions AdSense, vous devrez cesser d'utiliser les Services visés.

5. Paiement

Sous réserve du présent article et de l'article 6 des présentes Conditions d'utilisation du Service, vous recevrez un paiement en fonction du nombre de clics valides sur les Annonces affichées sur vos Propriétés, du nombre d'impressions valides d'Annonces affichées sur vos Propriétés et d'autres événements en lien avec l'affichage des Annonces sur vos Propriétés, uniquement si et lorsque Google détermine que vos Propriétés sont restées en conformité avec les Conditions AdSense (y compris tous les Règlements AdSense identifiés dans l'article 1 ci-dessus) pendant toute la période pour laquelle le paiement est effectué et jusqu'à la date d'émission du paiement.

Si votre Compte est en règle jusqu'au moment où Google émet un paiement à votre attention, nous vous paierons à la fin du mois suivant le mois où le solde inscrit sur votre Compte atteint ou excède le seuil de paiement applicable. Si Google enquête sur votre conformité avec les Conditions AdSense ou si vous avez été suspendu ou résilié, votre paiement peut être retardé ou retenu. Afin de garantir que les paiements sont effectués correctement, vous êtes seul responsable de la communication et de la mise à jour des coordonnées et des informations de paiement associées à votre Compte.

Si vous mettez en place des services de recherche, nos paiements peuvent être compensés par les frais applicables pour ces services. De plus, Google peut (a) retenir et compenser les paiements qui vous sont dus en vertu des Conditions AdSense contre les frais que vous nous devez en vertu des Conditions AdSense ou de tout autre accord ou (b) vous demander de nous rembourser dans les 30 jours qui suivent toute facture, les montants payés en trop au cours de périodes précédentes. Vous êtes responsable de tous les frais exigés par votre banque ou votre fournisseur de paiement.

Sauf avec l'autorisation écrite expresse de Google, vous ne pouvez pas conclure d'autres accords avec un tiers en vertu desquelles ce tiers reçoit les paiements qui vous sont versés conformément aux Conditions AdSense ou d'autres avantages financiers par rapport aux Services.

Les paiements seront calculés uniquement sur la base de la comptabilité de Google. Vous reconnaissez et acceptez que vous n'avez droit qu'au paiement de votre utilisation des Services pour lesquels Google a été payé ; si, pour une raison quelconque, Google ne reçoit pas de paiement d'un annonceur ou re-crédite un tel paiement à un annonceur, vous n'avez pas le droit d'être payé pour l'utilisation associée des Services. De plus, si un annonceur dont les Annonces sont diffusées sur une Propriété n'effectue pas un paiement dû à Google, nous pouvons retenir le paiement ou le débiter de votre Compte.

Google a le droit de retenir ou d'ajuster les paiements qui vous sont dus afin d'exclure tout montant déterminé par Google comme provenant d'une activité non admissible. Les activités non admissibles comprennent, sans s'y limiter, (i) les pourriels, les clics non valides, les impressions non valides, les requêtes non valides, les conversions non valides, ou autres évènements non valides sur des Annonces générés par une personne, un robot, un programme automatisé ou tout dispositif similaire, y compris au moyen de clics, d'impressions, de requêtes, de conversions ou autres évènements provenant de vos adresses IP ou d'ordinateurs sous votre contrôle; (ii) les clics, impressions, requêtes, conversions ou autres évènements sollicités ou générées en contrepartie d'un paiement en argent ou à la suite d'une fausse assertion ou d'une requête invitant l'utilisateur final à cliquer sur des Annonces ou à effectuer d'autres actions; (iii) les Annonces communiquées à des utilisateurs finaux dont la fonction JavaScript de leur navigateur est désactivée; ou qui falsifient autrement la diffusion ou la mesure de la publicité ; (iv) tout clic, impression, requête, conversion ou autre événement survenant sur une Propriété qui n'est pas conforme aux Règlements AdSense ; (v) tout clic, impression, requête, conversion ou autre événement survenant sur une Propriété associée à un autre Compte AdSense que vous utilisez ; et (vi) tous les clics, impressions, requêtes, conversions ou autres événements dans tout Compte avec à un nombre significatif d'activités non admissibles, telles que décrites aux points (i-v) ci-dessus, ou avec les types d'activité non admissible indiquant une faute intentionnelle. Dans le cas où Google détecte une activité non admissible, avant ou après l'émission d'un paiement pour cette activité, Google se réserve le droit de débiter votre Compte et d'ajuster les paiements futurs en conséquence, pour tous les clics, impressions, requêtes, conversions ou autres événements non valides, y compris pour tous les clics, impressions, requêtes, conversions ou autres événements sur les Propriétés qui ne sont pas conformes aux Règlements AdSense.

De plus, Google peut rembourser ou créditer les annonceurs pour une partie ou la totalité des paiements de l'annonceur associés au Compte d'un éditeur. Vous reconnaissez et acceptez que, chaque fois que Google émet de tels remboursements ou crédits, vous n'aurez pas le droit de recevoir de paiement pour l'utilisation associée des Services.

6. Résiliation, suspension et droit à un paiement supplémentaire

Google peut à tout moment, sans avertissement ni préavis, suspendre temporairement d'autres paiements sur votre Compte, suspendre ou résilier la participation d'une Propriété aux Services, ou suspendre ou résilier votre Compte en raison, entre autres, d'une activité non admissible ou de votre incapacité à vous conformer pleinement aux Règlements AdSense. Google peut mettre fin à votre participation aux Services et fermer votre Compte si votre Compte reste inactif pendant une période de 6 mois consécutifs ou plus. Si Google ferme votre Compte pour cause d'inactivité et que le solde inscrit sur votre Compte est égal ou supérieur au seuil applicable, nous vous paierons ce solde, sous réserve de nos dispositions en matière de paiement à l'article 5. Si Google ferme votre Compte pour cause d'inactivité, cela ne vous empêchera pas de soumettre une nouvelle demande d'utilisation des Services.

Si Google résilie votre Compte en raison de votre violation des Conditions AdSense, y compris, mais sans s'y limiter, votre contribution à toute activité non admissible ou votre incapacité à l'empêcher sur une Propriété, ou votre incapacité à vous conformer entièrement aux Règlements AdSense, vous n'aurez droit à aucun autre paiement de Google pour l'utilisation antérieure des Services. Si vous enfreignez les Conditions AdSense ou si Google suspend ou résilie votre Compte, (i) il vous est interdit de créer un nouveau Compte, et (ii) il se peut que vous ne soyez pas autorisé à monétiser le contenu d'autres produits Google.

Si vous contestez tout paiement effectué ou retenu concernant votre utilisation des Services, ou, si Google résilie votre Compte et que vous contestez cette résiliation, vous devez en aviser Google dans les 30 jours suivant le paiement visé, l'absence de paiement ou la résiliation en introduisant un recours. Si vous omettez de le faire, vous renoncez à tout recours en lien avec le paiement ou la résiliation contestée.

Vous pouvez mettre fin à votre utilisation des Services à tout moment en complétant le processus de clôture de compte. Votre Compte AdSense sera considéré comme résilié dans les 10 jours ouvrables suivant la réception de votre avis par Google. Si vous résiliez votre Compte et que le solde inscrit sur votre Compte est égal ou supérieur auseuil applicable, nous vous paierons ce solde, sous réserve des dispositions en matière de paiement à l'article 5, dans les 90 jours environ suivant la fin du mois civil au cours duquel vous avez mis fin à votre utilisation des Services. Tout solde inscrit sur votre Compte en dessous du seuil applicable restera impayé.

7. Taxes

Entre vous et Google, Google est responsable de toutes les taxes (le cas échéant) associées aux transactions entre Google et les annonceurs relativement aux Annonces affichées sur les Propriétés. Vous êtes responsable de toutes les taxes (le cas échéant) associées aux Services, à l'exception des impôts sur le bénéfice net de Google. Tous les paiements de Google à votre intention concernant les Services seront réputés toutes taxes comprises (le cas échéant) et ne seront pas ajustés.

8. Tests

Vous autorisez Google à effectuer périodiquement des tests susceptibles d'affecter votre utilisation des Services. Afin de garantir la rapidité et l'exactitude des résultats des tests, vous autorisez Google à effectuer ces tests sans préavis.

9. Propriété intellectuelle; caractéristiques de la marque

Sauf disposition contraire expresse dans les Conditions AdSense, aucune des parties n'obtient les droits, titres ou intérêts relatifs à la propriété intellectuelle appartenant à l'autre partie ou aux concédants de l'autre partie.

Si Google vous fournit un logiciel en lien avec les Services, nous vous accordons une licence non exclusive et non transférable d'utilisation dudit logiciel. Cette licence a pour seul but de vous permettre d'utiliser et de bénéficier des Services fournis par Google, conformément aux dispositions des Conditions AdSense. En dehors de la distribution de contenu via le SDK AdMob, vous n'êtes pas autorisé à copier, à modifier, à distribuer, à vendre ou à louer une partie ou la totalité de nos Services ou des logiciels qui en font partie, ou à décompiler ou à tenter d'extraire le code source de ces logiciels, sauf si ces restrictions sont interdites par la loi ou si vous avez obtenu notre autorisation écrite. Vous vous engagez à ne pas retirer, masquer ou modifier les avis de droit d'auteur de Google, les caractéristiques de la marque ou les autres avis de droit de propriété qui sont affichés sur les services ou qui y sont intégrés, ainsi que les logiciels ou la documentation appartenant à Google.

Nous vous accordons une licence non exclusive et non transférable d'utilisation des noms commerciaux, des marques de commerce, des marques de service, des logos, des noms de domaine et des autres signes distinctifs de la marque Google (les «caractéristiques de la marque») uniquement dans le cadre de votre utilisation des Services et conformément aux Conditions AdSense. Nous pouvons révoquer cette licence à tout moment. Tout bénéfice découlant de votre utilisation des caractéristiques de la marque Google appartiendra à Google.

Nous pouvons inclure votre nom et les signes distinctifs de votre marque dans nos présentations, nos documents promotionnels, nos listes de clients et nos rapports financiers.

10. Vie privée

Notre politique de confidentialité explique comment nous traitons vos données personnelles et protégeons votre vie privée lorsque vous utilisez nos Services. En utilisant nos Services, vous acceptez que Google puisse utiliser ces données conformément à notre politique de confidentialité. Vous et Google acceptez également les Conditions de protection des données Google Ads applicables entre Responsables de Traitements.

Vous devez vous assurer en tout temps lorsque vous utilisez les Services que les Propriétés disposent d'un accès facile et clairement indiqué à la politique de confidentialité qui fournit aux utilisateurs finaux des informations univoques et complètes sur l'utilisation des fichiers témoins, des données sur les appareils, des données d'emplacement et des autres données stockées sur les appareils des utilisateurs finaux, ou consultées ou récupérées à partir de ceux-ci, en lien avec les Services, y compris, le cas échéant, les options de gestion des fichiers témoins. Vous userez de moyens commercialement raisonnables pour garantir que l'utilisateur final consent au stockage et à l'utilisation des fichiers témoins, des données sur les appareils, des données d'emplacement et des autres données sur les appareils des utilisateurs finaux en lien avec les Services, dans la mesure requise par la loi.

11. Confidentialité

Vous acceptez de ne divulguer aucune information confidentielle de Google sans notre consentement écrit préalable. Les «Informations confidentielles de Google» comprennent: (a) tous les logiciels, la technologie et la documentation de Google en lien avec les Services; (b) les taux de clics ou les autres statistiques concernant les performances des Propriétés en ce qui a trait aux Services; (c) l'existence de fonctionnalités non publiques ou expérimentales d'un Service en version bêta, les informations sur celles-ci, et les conditions d'utilisation relatives à celles-ci; et (d) les autres informations rendues disponibles par Google qui sont identifiées comment étant confidentielles ou devraient normalement être considérées comme étant confidentielles dans les circonstances de leur présentation. Les Informations confidentielles de Google n'incluent pas les informations que vous connaissiez déjà avant votre utilisation des Services, qui deviennent connues du public sans faute de votre part, qui ont été élaborées indépendamment par vous ou qui vous ont été légalement données par un tiers. Nonobstant les dispositions du présent article 11, vous êtes autorisé à divulguer précisément le montant des paiements bruts de Google résultant de votre utilisation des Services.

12. Indemnités

Vous acceptez d'indemniser et de défendre Google, ses affiliés, ses agents et ses annonceurs relativement à toute réclamation de tiers et à la responsabilité découlant des Propriétés, ou liée à celles-ci, y compris les contenus publiés sur les Propriétés qui ne sont pas fournis par Google, votre utilisation des Services ou votre violation de toutes dispositions des Conditions AdSense. Les annonceurs de Google sont des tiers bénéficiaires de ces indemnités.

13. Représentations; garanties; exonérations

Vous représentez et garantissez que (i) vous avez le plein pouvoir et l'autorité nécessaires pour conclure les Conditions AdSense; (ii) vous êtes le propriétaire de chaque Propriété ou vous êtes autorisé légalement à agir au nom de leurs propriétaires respectifs; (iii) vous êtes responsable des décisions techniques et éditoriales relatives à chacune des Propriétés sur lesquelles les Services sont mis en œuvre et vous disposez d'un contrôle sur ladite mise en œuvre; (iv) Google n'a jamais auparavant annulé ou autrement désactivé un compte AdSense que vous avez créé en raison d'une violation des Conditions AdSense, y compris en raison d'une activité non admissible; (v) la conclusion ou l'exécution des Conditions AdSense ne seront pas en violation de tout autre accord entre vous et un tiers ou de tous droits de tiers; et (vi) toutes les informations que vous avez fournies à Google sont exactes et à jour.

SAUF STIPULATION CONTRAIRE EXPRESSE DANS LES CONDITIONS ADSENSE, NOUS N'ÉMETTONS AUCUNE PROMESSE RELATIVEMENT AUX SERVICES. PAR EXEMPLE, GOOGLE PEUT REFUSER D'AFFICHER, SELON LE CAS, (i) DES PUBLICITES ET D'AUTRES CONTENUS ("ANNONCES"), (ii) DES CHAMPS DE RECHERCHE ET RÉSULTATS DE RECHERCHE GOOGLE, ET (iii) DES REQUÊTES DE RECHERCHE CONNEXES ET D'AUTRES LIENS VERS VOS PROPRIETES. NOUS NE GARANTISSONS PAS QUE CHAQUE PAGE RECEVRA DES ANNONCES OU QUE GOOGLE DIFFUSERA UN CERTAIN NOMBRE D'ANNONCES. DE PLUS, NOUS NE NOUS ENGAGEONS AUCUNEMENT CONCERNANT LE CONTENU ET LES FONCTIONNALITÉS PARTICULIÈRES DES SERVICES OU LEUR RENTABILITÉ, LEUR FIABILITÉ, LEUR DISPONIBILITÉ OU LEUR CAPACITÉ À RÉPONDRE À VOS BESOINS. NOUS FOURNISSONS CHAQUE SERVICE «TEL QUEL».

DANS LES LIMITES PERMISES PAR LA LOI, NOUS EXCLUONS TOUTE GARANTIE EXPRESSE, LÉGALE OU IMPLICITE. NOUS REJETONS EXPRESSÉMENT LES GARANTIES OU CONDITIONS DE NON-VIOLATION, DE QUALITÉ MARCHANDE ET D'ADÉQUATION À UN USAGE PARTICULIER.

14. Limitation de responsabilité

DANS LA MESURE PERMISE PAR LA LOI, SAUF EN VERTU DES OBLIGATIONS D'INDEMNISATION PRÉVUES PAR LES PRÉSENTES OU DANS L'ÉVENTUALITÉ D'UNE VIOLATION DE VOTRE PART DE DROITS DE PROPRIÉTÉ INTELLECTUELLE, D'OBLIGATIONS DE CONFIDENTIALITÉ OU D'INTÉRÊTS PATRIMONIAUX EN LIEN AVEC LES CONDITIONS ADSENSE, (i) EN AUCUN CAS L'UNE OU L'AUTRE PARTIE NE SERA RESPONSABLE EN VERTU DES CONDITIONS ADSENSE RELATIVEMENT AUX DOMMAGES DIRECTS, INDIRECTS, PARTICULIERS, EXEMPLAIRES OU PUNITIFS BASÉS SUR UNE RESPONSABILITÉ CONTRACTUELLE OU DÉLICTUELLE OU TOUTE AUTRE THÉORIE JURIDIQUE, MÊME SI LADITE PARTIE A ÉTÉ AVISÉE DE LA POSSIBILITÉ DE TELS DOMMAGES ET NONOBSTANT LE DÉFAUT DE TOUT RECOURS LIMITÉ D'ATTEINDRE SON OBJECTIF ESSENTIEL, ET (ii) LA RESPONSABILITÉ TOTALE DE CHAQUE PARTIE EN VERTU DES CONDITIONS ADSENSE EST LIMITÉE AU MONTANT NET REÇU ET RETENU PAR LA PARTIE VISÉE DANS LE CADRE DES PRESENTES CONDITIONS ADSENSE AU COURS DES TROIS MOIS PRÉCÉDANT IMMÉDIATEMENT LA DATE DE LA RÉCLAMATION. Chaque partie reconnaît que l'autre partie a conclu les Conditions AdSense sur la base des limitations de responsabilité énoncées aux présentes et que ces limitations constituent un fondement essentiel à l'accord entre les parties.

15. Divers

Intégralité du contrat; modifications. Les Conditions AdSense constituent l'intégralité de l'accord conclu entre les parties relativement à votre utilisation des Services et remplace tous les accords précédents ou contemporains ayant le même objet. Les Conditions AdSense peuvent être modifiées (i) dans un document écrit signé par les deux parties qui stipule expressément qu'il modifie les Conditions AdSense, ou (ii) tel que stipulé dans l'article 4, si vous continuez à utiliser les Services après la modification par Google des Conditions AdSense.

Cession. Vous ne pouvez pas céder ou transférer vos droits en vertu des Conditions AdSense.

Contractants indépendants. Les parties sont des contractants indépendants et les Conditions AdSense ne sauraient créer entre elles de relation de type mandat, partenariat ou coentreprise.

Absence de tiers bénéficiaires. Sauf tel qu'il est énoncé à l'article 12, les Conditions AdSense ne créent pas de droits pour des tiers bénéficiaires.

Absence de renonciation. Sauf tel qu'il est énoncé à l'article 6, le défaut d'une partie d'assurer l'exécution d'une disposition des Conditions AdSense ne constitue pas une renonciation à celle-ci.

Divisibilité. S'il s'avère qu'une disposition particulière des Conditions AdSense ne peut être exécutée, les autres dispositions resteront pleinement en vigueur et de plein effet.

Survie. Les articles 5, 6, 8, 12, 14 et 15 des présentes Conditions d'utilisation du Service survivront à la résiliation.

Droit applicable; site. Toutes les réclamations découlant des Conditions AdSense ou des Services, ou liées à ceux-ci, seront régies par la loi de l'État de la Californie, à l'exception des règlements en matière de conflit de lois, et seront sous la juridiction exclusive des tribunaux fédéraux ou étatiques du Comté de Santa Clara, Californie, États-Unis, et vous et Google acceptez d'être soumis à la compétence personnelle de ces tribunaux.

Force Majeure. Aucune partie ne pourra être tenue pour responsable d'une mauvaise exécution dans la mesure où elle est causée par une situation (par exemple, une catastrophe naturelle, un acte de guerre ou de terrorisme, une émeute, des conditions de travail, une action gouvernementale ou une perturbation Internet) qui échappe au contrôle raisonnable de la partie visée.

Communications. Dans le cadre de votre utilisation des Services, nous sommes susceptibles de vous communiquer des messages liés au fonctionnement ou à l'administration des Services ainsi que d'autres informations. Vous pouvez désactiver la réception de certaines de ces communications dans les paramètres de votre Compte. Pour en savoir plus sur les façons de communiquer avec Google, veuillez consulter nos coordonnées.

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16. Conditions propres au Service

En choisissant de mettre en œuvre l'un des Services suivants sur une Propriété, vous acceptez également les conditions supplémentaires indiquées ci-dessous:

AdMob: les Règles et consignes pour les éditeurs AdMob.

Moteur de recherche personnalisé: les Conditions d'utilisation du Moteur de recherche personnalisé.